UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2020 (June 10, 2020)

CANNAE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of principal executive offices)

(702) 323-7330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Entry into Underwriting Agreement

On June 10, 2020, Cannae Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as a representative of the underwriters named in Schedule 1 thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 11,000,000 shares of common stock, par value $0.0001, of the Company (“Common Stock”) to the Underwriters, and granted the Underwriters an option to purchase up to an additional 1,650,000 shares, at a public offering price of $37.50 per share (the “Offering”). Certain of the Company’s directors and officers and certain other related parties purchased, at the public offering price, approximately 206,664 shares of Common Stock in the Offering. The offering of 11,000,000 shares closed on June 15, 2020. The net proceeds to the Company from the Offering were approximately $395.7 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds to fund future acquisitions or investments, including potential investments in existing portfolio companies, and for general corporate purposes.

The Offering was made pursuant to a prospectus supplement, dated June 10, 2020, and the prospectus, dated November 27, 2019, included in the Company’s registration statement on Form S-3 (File No. 333-235303), which was initially filed with the Securities and Exchange Commission on November 27, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares of Common Stock by the Company to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company and certain of its executive officers also agreed not to sell or transfer any Common Stock for 60 days after June 10, 2020 without first obtaining the written consent of BofA Securities, Inc. as a representative on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit. The legal opinion of Weil, Gotshal & Manges LLP relating to the Registration Statement is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated June 10, 2020, between Cannae Holdings, Inc. and BofA Securities, Inc., as a representative of the underwriters named therein.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.

Date: June 15, 2020	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel, and Corporate Secretary